Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Second Quarter of 2024

•	Net income of $16.1 million and $31.5 million for the three and six months ended June 30, 2024, respectively

•	Earnings per common share of $1.59 and $3.10 for the three and six months ended June 30, 2024, respectively

•	Annualized return on average assets of 1.58% and 1.54% for the three and six months ended June 30, 2024, respectively

•	Quarterly cash dividend of $0.40 per share declared, 14.3% higher than the prior quarter and a 33.3% increase from the prior-year second quarter

MANITOWOC, Wis, July 16, 2024 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $16.1 million, or $1.59 per share, for the second quarter of 2024, compared with net income of $14.1 million, or $1.37 per share, for the prior-year second quarter. For the six months ended June 30, 2024, Bank First earned $31.5 million, or $3.10 per share, compared to $24.8 million, or $2.46 per share for the same period in 2023. After removing the impact of one-time expenses related to acquisitions as well as gains and losses on sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $15.7 million, or $1.56 per share, for the second quarter of 2024, compared with $14.6 million, or $1.42 per share, for the prior-year second quarter. For the first six months of 2024 adjusted net income (non-GAAP) totaled $31.1 million, or $3.06 per share, compared to $29.3 million, or $2.92 per share for the same period in 2023.

Operating Results

Net interest income (“NII”) during the second quarter of 2024 was $33.0 million, down $0.3 million from the previous quarter and down $1.3 million from the second quarter of 2023. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $1.2 million, or $0.09 per share after tax, during the second quarter of 2024, compared to $1.2 million, or $0.09 per share after tax, during the previous quarter and $2.5 million, or $0.18 per share after tax, during the second quarter of 2023.

Net interest margin (“NIM”) was 3.63% for the second quarter of 2024, compared to 3.62% for the previous quarter and 3.77% for the second quarter of 2023. NII from purchase accounting increased NIM by 0.13%, 0.13% and 0.27% for each of these periods, respectively. While the Bank’s average rate paid on interest-bearing liabilities continued to rise during the second quarter of 2024, the momentum of these increases has begun to slow while average rates earned on interest-earning assets continued a steady move higher. The increase in yields on interest-earnings assets was due to fixed-rate loans which matured and were renewed at higher rates during the quarter as well as higher prevailing market rates on recent new loan growth compared to the loan portfolio as a whole. The beneficial impact of the Bank’s high percentage of noninterest-bearing deposits also had a positive impact, adding 89 basis points to NIM during the second quarter of 2024 compared to 84 basis points and 65 basis points for the prior quarter and second quarter of 2023, respectively.

Bank First did not record a provision for credit losses during the second quarter of 2024, compared to recording a provision of $0.2 million during the previous quarter. The Bank also did not record a provision for credit losses during the second quarter of 2023. Provision expense was $0.2 million for the first six months of 2024 compared to $4.2 million for the same period during 2023. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day 1 provision for credit losses expense of $3.6 million. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.8 million through the first six months of 2024, compared to recoveries exceeding charge-offs by $0.1 million through the first six months of 2023. Also, due to a reduction in unfunded loan commitments and an increase in outstanding loans, the Bank moved $0.5 million from its liability for potential credit losses in unfunded commitments to its allowance for credit losses in its loan portfolio. While this move had no impact on the Bank’s profitability for the quarter, it did increase the allowance for potential loan credit losses to correspond with the increase in overall loan portfolio balances.

Noninterest income was $5.9 million for the second quarter of 2024, compared to $4.4 million and $4.6 million for the prior quarter and second quarter of 2023, respectively. Service charge income increased by $0.5 million, or 28.6%, and $0.3 million, or 19.0%, from the prior quarter and prior-year second quarter, respectively, primarily due to a recently negotiated vendor incentive program related to the Bank’s credit and debit card payments processing. Income provided by the Bank’s investment in Ansay & Associates, LLC totaled $1.4 million during the second quarter of 2024, up $0.4 million from both the prior quarter and the prior-year second quarter. Finally, the Bank experienced a $0.3 million positive valuation adjustment to its mortgage servicing rights asset during the second quarter of 2024 which compared favorably to $0.3 million and $0.5 million in negative valuation adjustments during the prior quarter and prior-year second quarter, respectively.

Noninterest expense was $19.1 million in the second quarter of 2024, compared to $20.3 million during the prior quarter and $19.9 million during the second quarter of 2023. Personnel expense remained well-managed, down $0.9 million from the prior quarter, as employee retirements in the first quarter of 2024 allowed certain acquired branches to reach expected long-term staffing levels. Outside service fees were a notable exception to overall lower noninterest expenses during the second quarter of 2024. Included in outside service fees during the most recent quarter was $0.2 million paid to an advisory firm which assisted the Bank in negotiations with a vendor, resulting in projected savings for the Bank of $1.1 million over the next five years. Also included in outside service fees during the most recent quarter was $0.3 million in commissions paid related to sales of former branch buildings which were no longer in use by the Bank. These sales resulted in net gains on sale of other real estate owned totaling $0.5 million during the quarter, comparing favorably to negligible gains on similar sales in the prior quarter and net losses totaling $0.5 million in the second quarter of 2023.

Balance Sheet

Total assets were $4.15 billion at June 30, 2024, a $76.0 million decline from December 31, 2023, but a $53.7 million increase from June 30, 2023.

Total loans were $3.43 billion at June 30, 2024, up $85.7 million from December 31, 2023, and up $114.2 million from June 30, 2023.

Total deposits, nearly all of which remain core deposits, were $3.40 billion at June 30, 2024, down $33.0 million from December 31, 2023, and down $5.8 million from June 30, 2023. Noninterest-bearing demand deposits comprised 28.7% of the Bank’s total core deposits at June 30, 2024, compared to 30.6% and 31.8% at December 31 and June 30, 2023, respectively. Like most in the banking industry, the Bank has seen a modest shift in its deposit portfolio from noninterest-bearing deposits to interest-bearing deposits as prevailing interest rates have increased over the last several quarters. Even with this shift, the Bank’s noninterest-bearing deposit percentage remains high and continues to assist its strong financial performance. During the second quarter of 2024 Bank First entered $55.0 million in borrowings from the Federal Home Loan Bank with maturities ranging from one to three years. The Bank intends to use these borrowings to fund loan demand by our customer base as it has recently outpaced deposit growth.

Asset Quality

Nonperforming assets at June 30, 2024 remained negligible, totaling $11.0 million compared to $9.1 million and $7.2 million at the end of the fourth and second quarters of 2023, respectively. Nonperforming assets to total assets ended the second quarter of 2024 at 0.27%, compared to 0.21% and 0.18% at the end of the fourth and second quarters of 2023, respectively. Including the most recent quarter, the Bank has seen recoveries of previously charged-off loans exceed currently charged-off loans for six consecutive quarters.

Capital Position

Stockholders’ equity totaled $614.6 million at June 30, 2024, a decrease of $5.2 million from the end of 2023 but an increase of $43.7 million from June 30, 2023. Dividends totaling $7.1 million and repurchases of BFC common stock totaling $29.5 million outpaced earnings of $31.5 million through the first six months of 2024, causing the decline in capital. The Bank’s book value per common share totaled $61.27 at June 30, 2024 compared to $59.80 at December 31, 2023 and $54.95 at June 30, 2023. Tangible book value per common share (non-GAAP) totaled $41.42 at June 30, 2024 compared to $40.30 at December 31, 2023 and $35.18 at June 30, 2023.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.40 per common share, payable on October 9, 2024, to shareholders of record as of September 25, 2024. This dividend represents a 14.3% and 33.3% increase from the dividend from the prior quarter and prior-year second quarter, respectively.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 371 full-time equivalent staff and has assets of approximately $4.1 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Results of Operations:
Interest income	$49,347	$49,272	$48,663	$46,989	$45,929	$98,619	$86,831
Interest expense	16,340	15,923	15,747	12,931	11,657	32,263	20,325
Net interest income	33,007	33,349	32,916	34,058	34,272	66,356	66,506
Provision for credit losses	-	200	500	-	-	200	4,182
Net interest income after provision for credit losses	33,007	33,149	32,416	34,058	34,272	66,156	62,324
Noninterest income	5,877	4,397	42,458	5,254	4,554	10,274	10,403
Noninterest expense	19,057	20,324	28,862	19,647	19,946	39,381	39,610
Income before income tax expense	19,827	17,222	46,012	19,665	18,880	37,049	33,117
Income tax expense	3,768	1,810	11,114	4,861	4,748	5,578	8,305
Net income	$16,059	$15,412	$34,898	$14,804	$14,132	$31,471	$24,812

Earnings per common share (basic and diluted)	$1.59	$1.51	$3.39	$1.43	$1.37	$3.10	$2.46

Common Shares:
Outstanding	10,031,350	10,129,190	10,365,131	10,379,071	10,389,240	10,031,350	10,389,240
Weighted average outstanding for the period	10,078,611	10,233,347	10,366,471	10,388,909	10,389,790	10,155,979	10,083,026

Noninterest income / noninterest expense:
Service charges	$2,101	$1,634	$1,847	$1,821	$1,766	$3,735	$3,365
Income from Ansay	1,379	979	110	791	950	2,358	2,021
Income (loss) from UFS	-	-	(179)	784	770	-	1,660
Loan servicing income	735	726	741	734	749	1,461	1,385
Valuation adjustment on mortgage servicing rights	339	(312)	(65)	229	(548)	27	231
Net gain on sales of mortgage loans	277	219	273	248	236	496	376
Gain on sale of UFS	-	-	38,904	-	-	-	-
Other noninterest income	1,046	1,151	827	647	631	2,197	1,365
Total noninterest income	$5,877	$4,397	$42,458	$5,254	$4,554	$10,274	$10,403

Personnel expense	$10,004	$10,893	$10,357	$10,216	$9,870	$20,897	$19,782
Occupancy, equipment and office	1,330	1,584	1,307	1,455	1,317	2,914	2,908
Data processing	2,114	2,389	1,900	2,153	2,094	4,503	3,958
Postage, stationery and supplies	205	238	236	244	224	443	604
Advertising	79	95	99	60	85	174	166
Charitable contributions	234	176	264	229	228	410	451
Outside service fees	1,889	1,293	1,363	1,438	1,347	3,182	3,549
Net loss (gain) on other real estate owned	(461)	(47)	1,591	53	489	(508)	489
Net loss on sales of securities	-	34	7,826	-	-	34	75
Amortization of intangibles	1,475	1,500	1,604	1,626	1,672	2,975	3,094
Other noninterest expense	2,188	2,169	2,315	2,173	2,620	4,357	4,534
Total noninterest expense	$19,057	$20,324	$28,862	$19,647	$19,946	$39,381	$39,610

Period-end balances:
Cash and cash equivalents	$98,950	$83,374	$247,468	$75,776	$111,326	$98,950	$111,326
Investment securities available-for-sale, at fair value	127,977	138,420	142,197	179,046	191,303	127,977	191,303
Investment securities held-to-maturity, at cost	110,648	111,732	103,324	77,154	77,708	110,648	77,708
Loans	3,428,635	3,383,395	3,342,974	3,355,549	3,314,481	3,428,635	3,314,481
Allowance for credit losses - loans	(45,118)	(44,378)	(43,609)	(43,404)	(43,409)	(45,118)	(43,409)
Premises and equipment	68,633	69,621	69,891	70,994	66,958	68,633	66,958
Goodwill and core deposit intangible, net	199,127	200,602	202,102	203,705	205,329	199,127	205,329
Mortgage servicing rights	13,694	13,356	13,668	13,733	13,504	13,694	13,504
Other assets	143,274	143,802	143,827	154,966	154,871	143,274	154,871
Total assets	4,145,820	4,099,924	4,221,842	4,087,519	4,092,071	4,145,820	4,092,071

Deposits
Interest-bearing	2,424,096	2,425,550	2,382,185	2,333,452	2,321,893	2,424,096	2,321,893
Noninterest-bearing	975,845	990,489	1,050,735	1,064,841	1,083,843	975,845	1,083,843
Securities sold under repurchase agreements	-	-	75,747	17,191	23,802	-	23,802
Borrowings	102,321	47,295	51,394	70,319	70,269	102,321	70,269
Other liabilities	28,979	27,260	41,983	24,387	21,392	28,979	21,392
Total liabilities	3,531,241	3,490,594	3,602,044	3,510,190	3,521,199	3,531,241	3,521,199

Stockholders' equity	614,579	609,330	619,798	577,329	570,872	614,579	570,872

Book value per common share	$61.27	$60.16	$59.80	$55.62	$54.95	$61.27	$54.95
Tangible book value per common share (non-GAAP)	$41.42	$40.35	$40.30	$36.00	$35.18	$41.42	$35.18

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Average balances:
Loans	$3,399,906	$3,355,142	$3,330,511	$3,324,729	$3,312,353	$3,377,526	$3,224,384
Interest-earning assets	3,696,099	3,741,498	3,738,589	3,671,620	3,683,143	3,718,801	3,604,344
Total assets	4,094,542	4,144,896	4,147,859	4,092,565	4,100,549	4,119,719	4,001,680
Deposits	3,401,828	3,446,145	3,406,028	3,404,708	3,394,667	3,423,985	3,326,997
Interest-bearing liabilities	2,466,726	2,512,304	2,426,870	2,411,062	2,437,034	2,489,514	2,386,276
Goodwill and other intangibles, net	199,959	201,408	202,933	204,556	206,209	200,684	183,310
Stockholders' equity	610,818	613,190	613,244	576,315	567,531	612,004	544,002

Financial ratios:
Return on average assets *	1.58%	1.50%	3.34%	1.44%	1.38%	1.54%	1.25%
Return on average common equity *	10.57%	10.11%	22.58%	10.19%	9.99%	10.34%	9.20%
Average equity to average assets	14.92%	14.79%	14.78%	14.08%	13.84%	14.86%	13.59%
Stockholders' equity to assets	14.82%	14.86%	14.68%	14.12%	13.95%	14.82%	13.95%
Tangible equity to tangible assets (non-GAAP)	10.53%	10.48%	10.39%	9.62%	9.40%	10.53%	9.40%
Loan yield *	5.51%	5.41%	5.33%	5.23%	5.20%	5.46%	5.08%
Earning asset yield *	5.40%	5.33%	5.20%	5.11%	5.04%	5.37%	4.89%
Cost of funds *	2.66%	2.55%	2.57%	2.13%	1.92%	2.61%	1.72%
Net interest margin, taxable equivalent *	3.63%	3.62%	3.53%	3.71%	3.77%	3.62%	3.76%
Net loan charge-offs (recoveries) to average loans *	-0.05%	-0.07%	0.00%	0.00%	-0.01%	-0.05%	-0.01%
Nonperforming loans to total loans	0.31%	0.29%	0.20%	0.10%	0.15%	0.31%	0.15%
Nonperforming assets to total assets	0.27%	0.31%	0.21%	0.13%	0.18%	0.27%	0.18%
Allowance for credit losses - loans to total loans	1.32%	1.31%	1.30%	1.29%	1.31%	1.32%	1.31%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$16,059	$15,412	$34,898	$14,804	$14,132	$31,471	$24,812
Acquisition related expenses	-	-	29	312	171	-	1,513
Severance from organizational restructure	-	-	359	-	-	-	-
Provision for credit losses related to acquisition	-	-	-	-	-	-	3,552
Fair value amortization on Trust Preferred redemption	-	-	1,382	-	-	-	-
Gain on sale of UFS	-	-	(38,904)	-	-	-	-
Losses (gains) on sales of securities and OREO valuations	(461)	(13)	9,780	53	489	(474)	564
Adjusted net income before income tax impact	15,598	15,399	7,544	15,169	14,792	30,997	30,441
Income tax impact of adjustments	97	3	7,248	(77)	(165)	100	(1,136)
Adjusted net income (non-GAAP)	$15,695	$15,402	$14,792	$15,092	$14,627	$31,097	$29,305

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$15,695	$15,402	$14,792	$15,092	$14,627	$31,097	$29,305
Weighted average common shares outstanding for the period	10,078,611	10,233,347	10,366,471	10,388,909	10,389,790	10,155,979	10,083,026
Adjusted earnings per share (non-GAAP)	$1.56	$1.51	$1.44	$1.46	$1.42	$3.06	$2.92

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$15,695	$15,402	$14,792	$15,092	$14,627	$31,097	$29,305
Average total assets	$4,094,542	$4,144,896	$4,147,859	$4,092,565	$4,100,549	$4,119,719	$4,001,680
Annualized return of adjusted earnings on average assets (non-GAAP)	1.54%	1.49%	1.41%	1.48%	1.43%	1.52%	1.48%

Tangible assets reconciliation
Total assets (GAAP)	$4,145,820	$4,099,924	$4,221,842	$4,087,519	$4,092,071	$4,145,820	$4,092,071
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,104)	(175,106)	(175,104)
Core deposit intangible, net of amortization	(24,021)	(25,496)	(26,996)	(28,599)	(30,225)	(24,021)	(30,225)
Tangible assets (non-GAAP)	$3,946,693	$3,899,322	$4,019,740	$3,883,814	$3,886,742	$3,946,693	$3,886,742

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$614,579	$609,330	$619,798	$577,329	$570,872	$614,579	$570,872
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,104)	(175,106)	(175,104)
Core deposit intangible, net of amortization	(24,021)	(25,496)	(26,996)	(28,599)	(30,225)	(24,021)	(30,225)
Tangible common equity (non-GAAP)	$415,452	$408,728	$417,696	$373,624	$365,543	$415,452	$365,543

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$415,452	$408,728	$417,696	$373,624	$365,543	$415,452	$365,543
Common shares outstanding at the end of the period	10,031,350	10,129,190	10,365,131	10,379,071	10,389,240	10,031,350	10,389,240
Tangible book value per common share (non-GAAP)	$41.42	$40.35	$40.30	$36.00	$35.18	$41.42	$35.18

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$415,452	$408,728	$417,696	$373,624	$365,543	$415,452	$365,543
Tangible assets (non-GAAP)	$3,946,693	$3,899,322	$4,019,740	$3,883,814	$3,886,742	$3,946,693	$3,886,742
Tangible equity to tangible assets (non-GAAP)	10.53%	10.48%	10.39%	9.62%	9.40%	10.53%	9.40%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,293,213	182,549	5.54%	$3,209,040	$167,425	5.22%
Tax-exempt	106,693	4,895	4.59%	103,313	4,690	4.54%
Securities
Taxable (available for sale)	123,616	4,862	3.93%	181,969	5,332	2.93%
Tax-exempt (available for sale)	32,888	1,139	3.46%	35,496	1,124	3.17%
Taxable (held to maturity)	108,037	4,283	3.96%	73,271	2,631	3.59%
Tax-exempt (held to maturity)	3,217	85	2.64%	4,228	110	2.60%
Cash and due from banks	28,435	1,945	6.84%	75,826	4,155	5.48%
Total interest-earning assets	3,696,099	199,758	5.40%	3,683,143	185,467	5.04%
Noninterest-earning assets	442,843			460,748
Allowance for credit losses - loans	(44,400)			(43,342)
Total assets	$4,094,542			$4,100,549
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$400,135	$11,825	2.96%	$294,149	$5,275	1.79%
Savings accounts	814,980	12,218	1.50%	856,852	10,137	1.18%
Money market accounts	595,018	14,193	2.39%	667,577	12,444	1.86%
Certificates of deposit	605,071	25,273	4.18%	497,527	12,463	2.50%
Brokered Deposits	748	17	2.27%	4,490	129	2.87%
Total interest-bearing deposits	2,415,952	63,526	2.63%	2,320,595	40,448	1.74%
Other borrowed funds	50,774	2,195	4.32%	116,439	6,309	5.42%
Total interest-bearing liabilities	2,466,726	65,721	2.66%	2,437,034	46,757	1.92%
Noninterest-bearing liabilities
Demand Deposits	985,876			1,074,072
Other liabilities	31,122			21,912
Total Liabilities	3,483,724			3,533,018
Shareholders' equity	610,818			567,531
Total liabilities & shareholders' equity	$4,094,542			$4,100,549
Net interest income on a fully taxable
equivalent basis		134,037			138,710
Less taxable equivalent adjustment		(1,285)			(1,244)
Net interest income		$132,752			$137,466
Net interest spread (3)			2.74%			3.12%
Net interest margin (4)			3.63%			3.77%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,270,089	$179,602	5.49%	$3,122,738	$159,219	5.10%
Tax-exempt	107,437	4,873	4.54%	101,646	4,597	4.52%
Securities
Taxable (available for sale)	142,985	6,143	4.30%	210,753	5,879	2.79%
Tax-exempt (available for sale)	33,409	1,140	3.41%	40,689	1,271	3.12%
Taxable (held to maturity)	107,193	4,266	3.98%	63,789	2,311	3.62%
Tax-exempt (held to maturity)	3,677	96	2.61%	4,704	122	2.59%
Cash, due from banks and other	54,011	3,484	6.45%	60,025	2,961	4.93%
Total interest-earning assets	3,718,801	199,604	5.37%	3,604,344	176,360	4.89%
Noninterest-earning assets	444,965			437,328
Allowance for loan losses	(44,047)			(39,992)
Total assets	$4,119,719			$4,001,680
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$410,955	$11,669	2.84%	$294,648	$4,831	1.64%
Savings accounts	813,963	12,048	1.48%	839,702	8,670	1.03%
Money market accounts	616,236	14,674	2.38%	666,530	11,020	1.65%
Certificates of deposit	597,593	24,308	4.07%	474,225	10,675	2.25%
Brokered Deposits	748	17	2.27%	5,597	163	2.91%
Total interest-bearing deposits	2,439,495	62,716	2.57%	2,280,702	35,359	1.55%
Other borrowed funds	50,019	2,165	4.33%	105,574	5,629	5.33%
Total interest-bearing liabilities	2,489,514	64,881	2.61%	2,386,276	40,988	1.72%
Noninterest-bearing liabilities
Demand Deposits	984,490			1,046,295
Other liabilities	33,711			25,107
Total Liabilities	3,507,715			3,457,678
Stockholders' equity	612,004			544,002
Total liabilities & stockholders' equity	$4,119,719			$4,001,680
Net interest income on a fully taxable equivalent basis		134,723			135,372
Less taxable equivalent adjustment		(1,283)			(1,257)
Net interest income		$133,440			$134,115
Net interest spread (3)			2.76%			3.18%
Net interest margin (4)			3.62%			3.76%

(1)  Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.

(2)  Nonaccrual loans are included in average amounts outstanding.

(3)  Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)  Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.